EXHIBIT 10-D-5









                                                Operating Agreement
                                                        of
                                           Pine Needle LNG Company, LLC


                                               Dated August 8, 1995



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                                                Operating Agreement
                                                        of
                                           Pine Needle LNG Company, LLC

                                                 Table of Contents

1   Definitions and Construction..........................................1
    1.1   Definitions.....................................................1
          1.1.1   Act.....................................................1
          1.1.2   Additional Necessary Regulatory Approvals...............1
          1.1.3   Affiliate...............................................1
          1.1.4   AFUDC...................................................1
          1.1.5   Articles of Organization................................1
          1.1.6   Authorizations..........................................1
          1.1.7   Bankrupt Member.........................................1
          1.1.8   Business Day............................................2
          1.1.9   Capital Account.........................................2
          1.1.10  Capital Contribution....................................2
          1.1.11  Certificate.............................................2
          1.1.12  Certified Public Accountants............................2
          1.1.13  Code....................................................2
          1.1.14  Commitment..............................................2
          1.1.15  Commitment Date.........................................2
          1.1.16  Company.................................................2
          1.1.17  CO&M Agreement..........................................2
          1.1.18  Cost of the Facilities..................................2
          1.1.19  Cost of the Modification................................2
          1.1.20  Customer................................................3
          1.1.21  Default Interest Rate...................................3
          1.1.22  Dispose, Disposing or Disposition.......................3
          1.1.23  Estimated Cost of the Facilities........................3
          1.1.24  Estimated Cost of the Modification......................3
          1.1.25  Facilities..............................................3
          1.1.26  FERC....................................................3
          1.1.27  FERC Application........................................3
          1.1.28  FERC Rehearing Date.....................................4
          1.1.29  Financing Commitment....................................4
          1.1.30  Financing Corporation...................................4
          1.1.31  Formation Date..........................................4
          1.1.32  General Interest Rate...................................4
          1.1.33  Governmental Authority..................................4
          1.1.34  Member..................................................4
          1.1.35  Membership Interest.....................................4

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          1.1.36  Modification............................................5
          1.1.37  Necessary Regulatory Approvals..........................5
          1.1.38  Operator................................................5
          1.1.39  Parent..................................................5
          1.1.40  Permitted Transferee....................................5
          1.1.41  Piedmont Interstate             ........................5
          1.1.42  Person..................................................5
          1.1.43  Pre-Formation Date Expenditures.........................5
          1.1.44  Proceeding..............................................5
          1.1.45  PUHCA...................................................5
          1.1.46  Representative..........................................6
          1.1.47  Rule 16.................................................6
          1.1.48  Sharing Ratio...........................................6
          1.1.49  Service Agreements......................................6
          1.1.50  Supermajority Vote......................................6
          1.1.51  Transco.................................................6
          1.1.52  TransCarolina...........................................6
    1.2   Construction....................................................6

2   Formation and Purpose of the Company..................................6
    2.1   Formation.......................................................6
    2.2   Name............................................................6
    2.3   Registered Office, Registered Agent.............................6
    2.4   Offices.........................................................7
    2.5   Purposes........................................................7
    2.6   Foreign Qualification...........................................7
    2.7   Term............................................................7
    2.8   No State-Law Partnership........................................7

3   Membership; Disposition of Interests..................................7
    3.1   Initial Members.................................................7
    3.2   Restrictions on the Disposition of an Interest..................8
    3.3   Additional Members..............................................12
    3.4   Interests in a Member...........................................12

4   Representations, Warranties and Covenants; Information................12
    4.1   Commitment to Construct the Facilities..........................12
    4.2   Development of a Modification...................................13
    4.3   Commitment to Construct a Modification..........................14
    4.4   General Representations and Warranties..........................15
    4.5   Regulatory Status...............................................15
    4.6   Representations, Warranties and Covenant Concerning PUHCA.......15
    4.7   Governmental Applications.......................................16
    4.8   Information.....................................................16
    4.9   Liability to Third Parties......................................17
    4.10  Withdrawal......................................................17

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    4.11  Lack of Authority...............................................17
    4.12  Reasonable and Necessary Efforts................................17

5   Capital Contributions.................................................17
    5.1   Pre-Formation Date Expenditures.................................17
    5.2   Requests for Capital Contributions..............................18
    5.3.  Loans...........................................................19
    5.4   Equalization of Capital Accounts................................20
    5.5   Voluntary Contributions.........................................20
    5.6   Return of Contributions.........................................20
    5.7   Capital Accounts................................................20

6   ALLOCATIONS AND DISTRIBUTIONS.........................................21
    6.1   Allocations.....................................................21
    6.2   Distributions...................................................21

7   MANAGEMENT............................................................22
    7.1   Management by Representatives...................................22
    7.2   Actions by Representatives; Committees; Delegation of
            Authority and Duties..........................................24
    7.3   Number and Term of Office.......................................25
    7.4   Vacancies; Removal; Resignation.................................25
    7.5   Chairman and Secretary..........................................25
    7.6   Meetings........................................................25
    7.7   Action by Written Consent or Telephone Conference...............26
    7.8   Conflicts of Interest...........................................27

8   ACTION OF MEMBERS.....................................................27
    8.1   Action of Members...............................................27

9   OPERATION OF THE FACILITIES...........................................27
    9.1   Operator........................................................27

10  INDEMNIFICATION.......................................................27
    10.1  Right to Indemnification........................................27
    10.2   Advance Payment................................................28
    10.3   Indemnification of Officers, Employees and Agents..............28
    10.4   Appearance as a Witness........................................29
    10.5   Nonexclusivity of Rights.......................................29
    10.6   Insurance......................................................29
    10.7   Member Notification............................................29
    10.8   Savings Clause.................................................29

11  TAXES.................................................................30
    11.1   Tax Returns....................................................30
    11.2   Tax Elections..................................................30
    11.3   "Tax Matters Partner"..........................................30

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12  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS............................31
    12.1   Maintenance of Books...........................................31
    12.2   Reports........................................................31
    12.3   Accounts.......................................................33

13  INSPECTION............................................................33
    13.1   Inspection of Facilities and Records...........................33

14. BANKRUPTCY OF A MEMBER................................................33
    14.1   Bankruptcy Members.............................................33

15  DISSOLUTION, LIQUIDATION, AND TERMINATION.............................34
    15.1   Dissolution....................................................34
    15.2   Liquidation and Termination....................................34
    15.3   Deficit Capital Accounts.......................................35
    15.4   Articles of Dissolution........................................35

16  GENERAL PROVISIONS....................................................35
    16.1   Offset.........................................................35
    16.2   Notices........................................................35
    16.3   Entire Agreement; Supersedure..................................36
    16.4   Effect of Waiver or Consent....................................36
    16.5   Amendment or Modification......................................36
    16.6   Binding Effect.................................................36
    16.7   Governing Law; Severability....................................36
    16.8   Further Assurances.............................................36
    16.9   Indemnification................................................37
    16.10  Notice to Members of Provisions of this Agreement..............37
    16.11  Counterparts...................................................37


                                                      - iv -

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                                                Operating Agreement
                                                        of
                                           Pine Needle LNG Company, LLC

         This Operating Agreement of Pine Needle LNG Company, LLC, a Limited Liability Company under the laws of the State of North Carolina (the "Company"), is executed and agreed to by the Members (as defined below) as of the 8th day of August, 1995.

1 Definitions and Construction. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the meanings set forth below:

         1.1      Definitions.

                  1.1.1 Act. The North Carolina Limited Liability Company Act as set forth in Chapter 57C of the North Carolina General Statutes.

                  1.1.2 Additional Necessary Regulatory Approvals. All Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities of the nature of the Modification in question) in connection with (a) the ownership, construction and operation of a Modification and (b) the storage of the natural gas in connection with such Modification.

                  1.1.3 Affiliate. Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other Person in question, including, but not limited to: a Parent of a Member; a corporation 100% of the outstanding voting stock of which is owned by a Member or a Parent of a Member; or a corporation 100% of the outstanding voting stock of which is owned by a corporation 100% of the outstanding voting stock of which is owned by a Member or a Parent of a Member.

                  1.1.4      AFUDC.Allowance for funds used during construction.

                  1.1.5 Articles of Organization. The Articles of Organization of the Company filed with the
                             Secretary of State of North Carolina under and pursuant to the Act on August 8, 1995.

                  1.1.6 Authorizations. Licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having jurisdiction.

                  1.1.7 Bankrupt Member. A member who shall take or be subject to any of the actions described in Section 57C-3-02(3)a through f of the Act.

                  1.1.8 Business Day. A day on which commercial banks are open for the transaction of business in New York, New York.

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                  1.1.9      Capital Account.  See Section 5.7.

                  1.1.10 Capital Contribution. Any contribution by a Member to the capital of the Company.

                  1.1.11 Certificate. The certificate(s) of public convenience and necessity issued by the FERC pursuant to the FERC Application.

                  1.1.12 Certified Public Accountants. The firm(s) of nationally recognized independent public accountants selected from time to time by the Operator.

                  1.1.13 Code. The Internal Revenue Code of 1986, as amended, or any successor or replacement statute.

                  1.1.14 Commitment. In the case of a Member executing this Agreement as of the date of this Agreement or a person acquiring that Membership Interest, the amount specified for that Member as its Commitment on Appendix A. In the case of a Membership Interest issued pursuant to Section 3.3, the Commitment established pursuant thereto in each case, subject to adjustments on account of Dispositions of Membership Interests permitted by this Agreement.

                  1.1.15 Commitment Date. The date of the vote of the Representatives committing the Company to construction of the Facilities pursuant to
                             Section 4.1.

                  1.1.16 Company. Pine Needle LNG Company, LLC, a Limited Liability Company under the laws of the State of North Carolina.

                  1.1.17 CO&M Agreement. The Construction, Operating and Maintenance Agreement provided for in Section 9.1.

                  1.1.18 Cost of the Facilities. All costs and expenses, including without limitation AFUDC and Pre-Formation Date Expenditures, borne by the Operator or the Company for the acquisition, planning, design, engineering, financing, administration, construction and start-up of the Facilities, and securing all Authorizations required therefor.

                  1.1.19 Cost of the Modification. All costs and expenses, including without limitation AFUDC, borne by the
                             Operator or the Company for the acquisition, planning, design, engineering, financing, administration construction and start-up of a Modification, and securing all Authorizations required therefor.

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                  1.1.20     Customer.  A Person who,  with the  approval of the
                             Representatives,   has   entered   into  a  Service
                             Agreement with the Company (or, where applicable, a
                             precedent   agreement  relating  thereto)  for  the
                             receipt, liquefaction, storage, vaporization and delivery of natural gas or liquefied natural gas by means of the Facilities.

                  1.1.21 Default Interest Rate. A rate per annum equal to the lesser of (a) two percent (2%) per annum over the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, or (b) the maximum interest rate allowed for this purpose pursuant to the laws of the State of North Carolina.

                  1.1.22 Dispose, Disposing or Disposition. A sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

                  1.1.23 Estimated Cost of the Facilities. The estimated total Cost of the Facilities as determined by the Operator from time to time.

                  1.1.24 Estimated Cost of the Modification. The estimated total Cost of the Modification as determined by the Operator from time to time.

                  1.1.25 Facilities. The real, personal, mixed and contractual property (whether tangible or intangible) to be owned and operated by the Company for the receipt, liquefaction, storage, vaporization and delivery of natural gas or liquefied natural gas, all as more fully described in Appendix B, with such changes in size, design and location as may be approved by the Representatives (including, but not limited to, a Modification approved by the Representatives pursuant to Section 4.2).

                  1.1.26     FERC.  The  Federal  Energy   Regulatory Commission
                             or any commission, agency or other governmental body succeeding to the powers of such commission.


                  1.1.27      FERC Application. The documents pursuant to
                              which application for a certificate(s) of public convenience and necessity is made to the FERC by the Company for authority to construct, own and operate the Facilities and to receive, store and deliver natural gas by means of the Facilities (not including any Modifications). The FERC Application shall seek authority to operate the facilities in accordance with the FERC's "open access" regulations and the provisions of Order No. 636 (including the capacity releases provisions).

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                  1.1.28     FERC Rehearing Date.  The date upon which the order
                             issuing the Certificate is no longer subject to rehearing before the FERC.

                  1.1.29 Financing Commitment. Definitive agreements between one or more financial institutions or other Persons and the Company or the Financing Corporation pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Corporation, the proceeds of which shall be used to finance all or a portion of the Facilities.

                  1.1.30 Financing Corporation. A corporation or trust wholly owned by the Company that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Facilities.

                  1.1.31 Formation Date. The date on which the Articles of Organization was filed with the Secretary of State of North Carolina.

                  1.1.32 General Interest Rate. A rate per annum equal to the lesser of (a) the prime rate of Citibank, N.A. (or its successor) from time to time publicly announced and in effect, or (b) the maximum interest rate allowed for this purpose pursuant to the laws of the State of North Carolina.

                  1.1.33 Governmental Authority. Any court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign whether now or hereafter in existence.

                  1.1.34 Member. Any Person executing this Agreement as of the date of this Agreement or who is hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member of the Company.

                  1.1.35 Membership Interest. All of a Member's rights in the Company, including, without limitation, the Member's share of profits and losses of the Company, the right to receive distributions of the Company's assets, any right to vote, and any right to participate in the management of the Company.

                  1.1.36 Modification. Any facilities installed (a) to modify, improve, expand or increase the capacity or scope of the Facilities or any portion thereof after the Commitment Date (except in connection with customary maintenance)

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                             or (b) to  provide  a new  point  of  delivery  or
                             receipt of natural gas for the Facilities after the Commitment Date.

                  1.1.37 Necessary Regulatory Approvals. All Authorizations as may be required (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities such as the Facilities) in connection with (a) the construction and operation of the Facilities (not including any Modifications), (b) the formation of the Company, and (c) the receipt, liquefaction, storage, vaporization and delivery of natural gas or liquefied natural gas under the Gas Service Agreements.

                  1.1.38     Operator.   Pine  Needle  Operating  Company,  its
                             successors and assigns, pursuant to the CO&M Agreement.

                  1.1.39 Parent. Any Person who directly or indirectly owns more than 50% of the outstanding voting stock of a Member.

                  1.1.40     Permitted Transferee.  See Section 3.2.2.

                  1.1.41 Person. An individual, a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or another entity.

                  1.1.42     Piedmont Interstate.  See Section 3.1(b).

                  1.1.43 Pre-Formation Date Expenditures. Expenditures made by any Member or any of its Affiliates prior to the Formation Date, if approved by the Representatives pursuant to Section 5 if required to be so approved, including, but not limited to, expenditures made in the course of activities reasonably related to preparing this Agreement and the CO&M Agreement, creating the Company, planning and designing the Facilities, acquiring rights of way, preparing the FERC Application and obtaining
                             the   Necessary   Regulatory   Approvals.

                  1.1.44     Proceeding. See Section 10.1.

                  1.1.45     PUHCA.  The Public Utility  Holding Company Act of
                             1935,  as  amended  (or  any   successor   statute
                             thereto).

                  1.1.46 Representative. The Person designated by a Member to represent that Member in accordance with the terms of this Agreement.

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                  1.1.47     Rule  16.  17  C.F.R.ss.250.16  or  any  successor
                             provision thereto.

                  1.1.48 Service Agreements. The agreement(s) by and between the Company and the Customers for the receipt, liquefaction, storage, vaporization and delivery of natural gas or liquefied natural gas by means of the Facilities.

                  1.1.49 Sharing Ratio. With respect to any Member, the fraction (expressed as a percentage), the numerator of which is that Member's Commitment and the denominator of which is the sum of the Commitments of all Members.

                  1.1.50 Supermajority Vote. A vote of Members representing not less than 75% of the Sharing Ratios of all Members.

                  1.1.51     Transco.    Transcontinental    Gas   Pipe    Line
                             Corporation,    a   Delaware   corporation,    its
                             successors and assigns.

                  1.1.52     TransCarolina.  See Section 3.1(a).

         1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Sections refer to sections of this Agreement (unless the context clearly indicates otherwise), and all references to Appendices are to Appendices attached to this Agreement, each of which is made a part hereof for all purposes.

2        Formation and Purpose of the Company.

         2.1 Formation. The Company has been organized as a North Carolina limited liability company by the filing of the Articles of Organization under and pursuant to the Act with the Secretary of State of North Carolina.

         2.2      Name.  The name of the Company is "Pine Needle LNG Company,
                  LLC."

         2.3 Registered Office, Registered Agent. The location of the registered office of the Company shall be in Mecklenburg County, North Carolina; the street address of the registered office of the Company shall be 1915 Rexford Road, Charlotte, North Carolina 28211; the mailing address of the registered office shall be P. O. Box 33068, Charlotte, North Carolina 28233; and the registered agent shall be Martin C. Ruegsegger or such other Person or Persons as the Representatives may designate from time to time in the manner provided by law.

         2.4 Offices. The principal offices of the Company shall be at such place as the Members may from time to time determine. Notice of any change in such offices shall be given

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                  to each  Member by the  Representatives.  The Company may have such other offices as the Members may designate from time to time.

         2.5 Purposes. The purposes of the Company shall be to plan, design, develop, construct, own and provide for the operation and maintenance of the Facilities and conduct such business activities that are necessary or incidental in connection therewith.

         2.6 Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than North Carolina, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. Each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions.

         2.7 Term. The Company commenced on the date of the filing of the Articles of Organization with the Secretary of State of North Carolina and shall continue in existence until the latest date on which the Company is to dissolve as provided in the Articles of Organization or until such earlier date as the Company may be dissolved as provided in this Agreement.

         2.8 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Representative be a partner or joint venturer of any other Member or Representative as a result of this Agreement, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

3        Membership; Disposition of Interests.

         3.1 Initial Members. The initial members of the Company are the following:

                  (a) TransCarolina LNG Company ("TransCarolina"), a corporation organized under the laws of the State of Delaware, with its principal office and address at P.O. Box 1396, Houston, Texas 77251-1396 (2800
                              Post Oak Boulevard, Houston, Texas 77056).

                  (b) Piedmont Interstate Pipeline Company ("Piedmont Interstate"), a corporation organized under the laws of the State of North Carolina, with its principal office and address at P.O. Box 33068, Charlotte, North Carolina 28233 (1915 Rexford Road, Charlotte, North Carolina 28211).

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         3.2      Restrictions on the Disposition of an Interest.

                  3.2.1 Except as specifically provided in Section 3.2 of this Agreement, a Disposition of an interest in the Company may not be effected without the consent of Members holding at least 75% of the Sharing Ratios of all Members. Any attempted Disposition by a Person of an interest or right, or a part thereof, in or in respect of the Company other than in accordance with Section 3.2 of this Agreement shall be null and void ab initio.

                  3.2.2 Notwithstanding the provisions of Section 3.2.1, the interest of any Member in the Company may be transferred without the consent of Members if the transfer is to an Affiliate of such Member. In addition, Piedmont Interstate or TransCarolina may transfer a portion of its Membership Interest to one or more Permitted Transferees without the consent of Members provided such transfer takes place prior to the date the FERC Application is filed with the FERC and further provided that the transferee agrees in writing to avoid conflicts of interest by agreeing not to have an interest in any project intended to directly compete with the liquefied natural gas business of the Company. A "Permitted Transferee" is any one or more of the following Persons or an Affiliate of such Persons:
                             Mobil Natural Gas Inc., Public Service Company of North Carolina, Inc., North Carolina Natural Gas Corporation, Amerada Hess Corporation and the Municipal Gas Authority of Georgia.

                  3.2.3 If Piedmont Interstate wishes to transfer any of its Membership Interest to a Person other than Piedmont Interstate's Affiliate or a Permitted Transferee, the following procedures shall apply:
                             After receiving a bona fide offer from a Person to purchase its interest, Piedmont Interstate shall give written notice to TransCarolina of the terms of the offer and of its intent to accept the offer unless TransCarolina exercises its right of first refusal as provided in this Section 3.2.3. Upon receipt of such notice, TransCarolina shall have the right, exercisable by the giving of written notice to Piedmont Interstate within 30 days of the receipt of such notice, to purchase Piedmont Interstate's interest on the same terms and conditions as the bona fide offer (except the purchase price shall be the lesser of that amount set forth in the bona fide offer or the balance in Piedmont Interstate's Capital Account on the date of the proposed transfer). If TransCarolina does not give the notice of its intent to exercise its right of first refusal within the 30-day period provided above, Piedmont Interstate shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the 30-day period referred to above,

                             Piedmont Interstate may not transfer its interest without again complying with this Section 3.2.3.

                  3.2.4 If a Permitted Transferee wishes to transfer any of its Membership Interest to a Person other than Permitted Transferee's Affiliate, the following procedures shall apply: After receiving a bona fide offer from a Person to purchase its interest, the Permitted Transferee shall give written notice to TransCarolina of the terms of the offer and of its intent to accept the offer unless TransCarolina or Piedmont Interstate exercises its right of first refusal as provided in this Section
                             3.2.4. Upon receipt of such notice, TransCarolina shall have the right, exercisable by the giving of written notice to such Permitted Transferee within 30 days of the receipt of such notice, to purchase the Permitted Transferee's interest on the same terms and conditions as the bona fide offer (except the purchase price shall be the lesser of that amount set forth in the bona fide offer or the balance in the Permitted Transferee's Capital Account on the date of the proposed transfer). If TransCarolina does not give the notice of its intent to exercise its right of first refusal within the 30-day period provided above, the Permitted Transferee shall give written notice to Piedmont Interstate of the terms of the offer and of its intent to accept the offer unless Piedmont Interstate exercises its right of first refusal as provided in this Section 3.2.4. Upon receipt of such notice, Piedmont Interstate shall have the right, exercisable by the giving of written notice to such Permitted Transferee within 30 days of the receipt of such notice, to purchase the Permitted Transferee's interest on the same terms and conditions as the bona fide offer (except the purchase price shall be the lesser of that amount set forth in the bona fide offer or the balance in the Permitted Transferee's Capital Account on the date of the proposed transfer). If neither TransCarolina nor Piedmont Interstate gives the notice of intent to exercise its right of first refusal within the periods provided above, the Permitted Transferee shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the last of the 30-day periods referred to above, the Permitted Transferee may not transfer its interest without again complying with this Section 3.2.4.

                  3.2.5 If TransCarolina wishes to transfer any of its Membership Interest to a Person other than an Affiliate or a Permitted Transferee, the following procedures shall apply. After receiving a bona fide offer from a Person to purchase its interest, TransCarolina shall give written notice to Piedmont Interstate of the terms of the offer and of its intent to accept the offer unless Piedmont Interstate exercises its right of first refusal as provided in this Section 3.2.5. Upon receipt of such notice, Piedmont Interstate shall have the right, exercisable by the giving of written notice to TransCarolina within 30 days of the receipt of such notice, to purchase TransCarolina's interest on the same terms and conditions as the bona fide offer (except the purchase price shall be the lesser of that amount set forth in the bona fide offer or the balance in TransCarolina's Capital Account on the date of the proposed transfer). If Piedmont Interstate does not give the notice of its intent to exercise its right of first refusal within the 30-day period provided above, TransCarolina shall be free to complete the transfer to the Person making the bona fide offer. If the transfer to the Person making the bona fide offer is not consummated within 90 days after the 30-day period referred to above, TransCarolina may not transfer its interest without again complying with this Section 3.2.5.

                  3.2.6 If a Member shall cease to be controlled by the same Persons who control it as of the date of that Member's admission to the Company, the Member shall provide written notice thereof to the other Members. On or before 30 days after such notice is received by the other Members, such other Members shall have the option to buy that Member's Membership Interest at a purchase price equal to the balance in that Member's Capital Account on the date the option is exercised. If more than one of such other Members wishes to exercise such option, they shall exercise such option on the same date and share in such purchase on a pro rata basis based on their respective Sharing Ratios. This paragraph shall not apply to a change in control that results from the merger or consolidation of the corporation who directly controls a Member ("Parent Corporation") with another corporation or the sale of all or substantially all of the assets of a Member's Parent Corporation if, in each such case, (a) the Parent Corporation shall not have been formed for the principal purpose of directly controlling the Member, and (b) either (i) such Parent Corporation shall be the continuing corporation and shall continue to directly control the Member, or (ii) the successor corporation (if other than the Parent Corporation of the Member) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor corporation shall continue to be in substantially the same business as the Parent corporation.

                  3.2.7 Subject to the provisions of Sections 3.2.8, 3.2.9 and 3.2.10, a Person (who is not already a Member) to whom a Membership Interest is proposed to be transferred has the right to be admitted to the Company as a Member only with the consent of Members holding at least 75% of the Sharing Ratios of all Members. Except as provided in Section 3.2.2, any consent given pursuant to Section 3.2.1 shall be deemed a consent only to the transfer of the rights to allocations and distributions to which the transferring Person would be entitled but  for  the  Disposition,  unless  such  consent
                             expressly   consents  to  the   admission  of  the
                             transferee as a Member.

                  3.2.8 The Company may not recognize for any purpose any purported Disposition of all or part of a
                             Membership Interest unless and until the other applicable provisions of Section 3.2 of this Agreement have been satisfied and the Members have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition and the Person to whom the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios and the Commitments after the Disposition of the Member effecting the Disposition and the Person to whom the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to whom the Membership Interest or part thereof is Disposed is to be admitted as a Member, its representation and warranty that the representations and warranties in Sections 4.4 and 4.5 are true and correct with respect to that Person. Each Disposition and, if applicable, admission complying with the provisions of this Section 3.2.8 is effective as of the first day of the calendar month immediately succeeding the month in which the Representatives receive the notification of Disposition and the other requirements of Section 3.2 of this Agreement have been met.

                  3.2.9 For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code. The Members, however, may waive the requirements of this Section 3.2.9.

                  3.2.10 The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.2.9) on or before the 30th day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

         3.3 Additional Members. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members only upon a Supermajority Vote. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers and duties. The Members shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties. Any such admission also must comply with the provisions of Sections 3.2.8(i) and
                  (ii) and is effective only after the new Member has executed and delivered to the other Members a document including the new Member's notice address, its agreement to be bound by this Agreement and its representation and warranty that the representation and warranties in Sections 4.4 and 4.5 are true and correct with respect to the new Member. The provisions of this Section 3.3 shall not apply to Dispositions of Membership Interests.

         3.4 Interests in a Member. A Member may not cause or permit an interest direct or indirect, in itself to be Disposed of such that, after the Disposition, the Company would be considered to have terminated within the meaning of section 708 of the Code.

4        Representations, Warranties and Covenants; Information.

         4.1      Commitment to Construct the Facilities.

                  4.1.1 Within the time requirements specified in the FERC's regulations for acceptance of the Certificate, the Members shall vote on whether the Company shall (a) accept the Certificate, (b) reject the Certificate and/or (c) seek rehearing of the order issuing the Certificate. Within 30 days after the FERC Rehearing Date, if applicable, the Members shall vote on whether the Company shall appeal the order issuing the Certificate. A Member may vote to reject the Certificate only if a condition of the Certificate is unacceptable in the Member's reasonable opinion. Failure of the FERC to preserve the rights of Piedmont Natural Gas Company, Inc. to receive two Bcf of storage capacity from the Facilities will be considered an unacceptable certificate condition. In the event the Certificate is not ultimately accepted by a Supermajority Vote of the Members, the Company shall be dissolved.

                  4.1.2 Subject to Section 5.1 below, except upon the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to the Facilities or become obligated under the Financing Commitment relating to the Facilities until (a) the Necessary Regulatory Approvals have been obtained and accepted, (b) the Financing Commitment has been negotiated and is ready for acceptance by the Company (with the

                             Members to decide whether such Financing Commitment utilizes a Financing Corporation), (c) the Service Agreements have been executed by the Company and the Customers, (d) the Estimated Cost of the Facilities has been determined and (e) the Members have approved the commitment to construct the Facilities as provided in Section 4.1.3.

                  4.1.3 Immediately following the last to occur of the events referred to in Section 4.1.2(a), (b) and
                             (d) (provided that the condition that the event referred to in Section 4.1.2(a) shall have occurred may be waived by a Supermajority Vote) and the satisfaction or waiver by the applicable Customers of all conditions set forth in the precedent agreements entered into by each of the Customers for execution of the Service Agreements (other than the vote of the Members to commit to construct the Facilities), the Members shall vote on whether the Company shall be committed to construct the Facilities (which commitment to construct shall constitute an acceptance of the Financing Commitment). In the event the Members do not agree by a Supermajority Vote to construct the Facilities, the Company shall be dissolved.

                  4.1.4 After the Commitment Date, except with the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to the Facilities until all conditions precedent to the obtaining by the Company of funds pursuant to the Financing Commitment relating to the Facilities have been satisfied.

                  4.1.5 If at any time the Members by a Supermajority Vote determine that it is not in the best interests of the Company to proceed with the construction or operation of the Facilities, the Company shall not thereafter incur any additional material costs or obligations with respect to the Facilities or become obligated under the Financing Commitment relating to the Facilities, and the Company shall be dissolved.

         4.2      Development of a Modification.

                  4.2.1 Any Member who desires the Company to construct a Modification shall notify the other Members and the Operator of the nature of the proposed Modification, including such details as are then available, and shall provide a detailed explanation of the reasons why such Modification is being requested. Promptly, but in no event later than one hundred fifty (150) days from the date requested to do so by majority consent of the Members, the Operator shall prepare and provide to each Member a detailed description of the proposed Modification and an estimate of the cost thereof, appropriate rate information and the proposed financing therefor.

                  4.2.2      Within 60 days after the information  described in
                             Section 4.2.1 has been received by each Member, the Members shall vote on whether to proceed with the development of such proposed Modification. Upon the Supermajority Vote to proceed with the development of such proposed Modification, the Company shall proceed with such development, including, but not limited to, the acquisition of Additional Necessary Regulatory Approvals and the Financing Commitment. A vote to proceed with the development of a Modification shall be without prejudice to the vote on whether the Company shall be committed to construct such Modification under
                             Section 4.3.2.

         4.3      Commitment to Construct a Modification.

                  4.3.1 Except upon the approval by a Supermajority Vote, the Company shall not incur material costs or obligations with respect to a Modification or be obligated under any Financing Commitment relating to a Modification until (a) the Additional Necessary Regulatory Approvals have been obtained and accepted, (b) such Financing Commitment, if any, as may be required in the opinion of the Members for such Modification has been negotiated and is ready for acceptance by the Company (with the Representatives to decide whether such Financing Commitment utilizes a Financing Corporation), (c) if applicable, the Service Agreements for the use of the capacity of the Modification have been executed by the Company and by one or more Customers pursuant to the Company's FERC Gas Tariff, (d) the Estimated Cost of the Modification has been determined and (e) the Representatives have approved a commitment to construct such Modification as provided in Section 4.3.2.

                  4.3.2 Immediately following the last to occur of the events referred to in Section 4.3.1(a), (b) and
                             (d) (provided that the condition that the event referred to in Section 4.3.1(a) shall have occurred may be waived by a Supermajority Vote), and if the Modification includes additional capacity, the satisfaction or waiver by the applicable Customers of all conditions set forth in the precedent agreements for execution of the Service Agreements by the Customers that will utilize the capacity to be created by the Modification (other than the vote of the Members to commit to construct the Modification), or at such later time as agreed by the Members, the Members shall vote on whether the Company shall be committed to construct the Modification (which commitment to construct shall constitute an acceptance of the Financing Commitment, if any). In the event the Members do not agree by a Supermajority Vote to construct the Modification, the Modification shall not be constructed.

                  4.3.3 After the Members vote to commit the Company to construct a Modification, except with the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to such Modification until all conditions precedent to the obtaining by the Company of funds pursuant to a Financing Commitment (if any) relating to such Modification have been satisfied.

         4.4 General Representations and Warranties. Each Member hereby represents and warrants to the Company and to each other Member (a) that it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) that the Member has full corporate power and authority to execute and agree to this Agreement and to perform its obligations hereunder and that all necessary actions by the board of directors, shareholders, or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement have been duly taken; (c) that the Member has duly executed and delivered this Agreement; and (d) that the Member's authorization, execution, delivery and performance of this Agreement do not and will not contravene or conflict with any provision of law applicable to such Member or with any agreement or arrangement to which the Member is a party or by which it is bound.

         4.5 Regulatory Status. Each Member acknowledges that the Company will be a "natural gas company" under the Natural Gas Act and that the Company will be subject to all applicable laws, rules, regulations and orders of any regulatory authority having jurisdiction.

         4.6      Representations, Warranties and Covenant Concerning PUHCA.

                  4.6.1      Each Member  represents and warrants that it is not
                             (i) a "holding company" or (ii) a "subsidiary company" or "affiliate" of a "holding company," except for a "holding company" that is exempt from all liabilities, obligations and duties imposed upon it as a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA); in each case (and in each case within Sections
                             4.6.2 and 4.6.3) within the meaning of PUHCA and the rules and regulations promulgated thereunder.

                  4.6.2 Except as provided in Section 4.6.3, no Member shall make any transfer or take other action that would cause the Company to be a "subsidiary company" or an "affiliate" of a "holding company," except for a "holding company" that is exempt from all liabilities, obligations and duties imposed upon it as a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA).

                  4.6.3 A Member may make a transfer or take other action otherwise prohibited by Section 4.6.2, but only so long as all conditions of Rule 16 are satisfied so that the Company shall be exempt from all liabilities, obligations and duties imposed upon it as an "affiliate" or "subsidiary company" of a "holding Company."

                  4.6.4 Each Member covenants that it will take all actions necessary to assure that the Company will not be subject to regulation, for any purpose, under PUHCA, or lose the benefits of the exemption under Rule 16, as a result of such Member's ownership of its respective Membership Interest.

          4.7 Governmental Applications. Each Member agrees to support the Company in securing the Necessary Regulatory Approvals, including, without limitation, preparing, filing and prosecuting the FERC Application.

         4.8     Information.

                  4.8.1 In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant toss.57C-3-04 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Representatives from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential.

                  4.8.2 Each Member acknowledges that, from time to time, it may receive information for or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the other Members promptly of any request for that information, before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 4.8.2, or (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. Each Member acknowledges that breach of the provisions of this Section 4.8.2 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member agrees that provisions of this Section 4.8.2 may be enforced by specific performance.

         4.9 Liability to Third Parties. No Member or Representative shall be liable for the debts, obligations or liabilities of the Company by reason of being a Member or Representative or both, and does not become so liable by participating, in whatever capacity, in the management or control of the business of the Company.

         4.10 Withdrawal. A Member does not have the right or power to unilaterally withdraw from the Company.

         4.11 Lack of Authority. Except as otherwise specifically provided herein, no Member or Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

         4.12 Reasonable and Necessary Efforts. Each Member shall devote such efforts as shall be reasonable and necessary to develop and promote the business of the Company, taking into account its respective Sharing Ratio, resources and expertise.

5        Capital Contributions.

         5.1      Pre-Formation Date Expenditures.

                  5.1.1      Set  forth  on   Appendix  C  are  the  amounts  of
                             Pre-Formation Date Expenditures that have been incurred with respect to each Member.

                  5.1.2 If any Member, or Affiliate thereof, has made Pre-Formation Date Expenditures during the period immediately preceding the Formation Date that are not set forth in Appendix C, such Member shall have the right to request approval thereof by Supermajority Vote as soon as practicable after the Formation Date (but not later than 90 days after the Formation Date).

                  5.1.3 After all Pre-Formation Date Expenditures to be considered under Section 5.1.2 have been approved or disapproved by the Members, to the extent such approval is required, the applicable Members shall, upon request of the Representatives pursuant to Section 5.2, make cash Capital Contributions or advances to the Company pro rata in proportion to their Sharing Ratios; provided, however, that to the extent Piedmont Interstate's Pre-Formation Date Expenditures are treated as Capital Contributions or advances, Piedmont Interstate shall not be required to make any such cash Capital Contributions or advances to the Company until such time that all Members' Capital Accounts or advance accounts are initially pro rata in proportion to their Sharing Ratios.

                  5.1.4 The assets, if any, acquired by means of the Pre-Formation Date Expenditures of the Members shall be and are hereby contributed to the Company. All applicable Members agree to execute and deliver any and all assignments and conveyances as may be necessary or appropriate to evidence such contribution.

         5.2      Requests for Capital Contributions.

                  5.2.1 Except as otherwise provided in Section 5.1 or 5.4, the Members shall issue or cause to be issued a written request to each Member for the making of Capital Contributions at such times and in such amounts as the Members shall approve. All amounts received by the Company pursuant to this Section 5.2, whether received prior to, on or after the date specified in Section 5.2.2(d), shall be credited to the respective Member's Capital Account as of such specified date (and the Pre-Formation Date Expenditures approved pursuant to Section 5.1.2 shall be so credited as of the date specified in Section 5.2.2(d)). All amounts received from a Member after the date specified in
                             Section  5.2.2(d) by the Company  pursuant to this
                             Section 5.2 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at the Default Interest Rate. Any such interest paid with respect to a Capital Contribution shall be credited to the respective Capital Accounts of all the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company after giving effect to the payment of the Capital Contribution with respect to which such interest accrued.

                  5.2.2      Each written request issued pursuant to Section
                             5.2.1 shall include the following information:

                             (a) The total amount of Capital Contributions requested from all Members;

                             (b) The amount of Capital Contribution requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member (except as provided in Section 5.1 or 5.4);

                             (c) The purpose for which the funds are to be applied in such reasonable detail as the Representatives shall direct;

                             (d) The date on which payments of the Capital Contribution shall be made (which date shall not be less than 30 days following the date the request is given, unless a sooner date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the members; and

                             (e) Evidence that the Members have approved the request in accordance with Section 5.2.1.

                  5.2.3 Each Member agrees that it shall make payments of its respective Capital Contributions in accordance with requests issued pursuant to Section 5.2.1 and
                             Section 5.2.2.

         5.3.     Loans.

                  5.3.1 At any time after the Capital Contributions referred to in Section 5.1.3 have been made that the Members determine that the Company needs funds, rather than calling for Capital Contributions, the Members may issue or cause to be issued a written request to each Member for the making of loans or advances to the Company at such times and in such amounts as the Members shall approve, by a Supermajority Vote, provided that the Members shall not call for loans or advances rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company. All amounts received from a Member after the date specified in Section 5.3.2(d) by the Company pursuant to this Section
                             5.3 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at a rate equal to the Default Interest Rate. Any such interest paid shall be credited to the respective Capital Accounts of all the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company, but shall not be considered part of the principal of the loan.

                  5.3.2      Each written  request  issued  pursuant to Section
                             5.3.1 shall include the following information:

                             (a)    The total amount of loans or advances
                                    requested from all Members;

                             (b)    The   amount  of  the   loans  or   advances
                                    requested   from  the  Member  to  whom  the
                                    request is addressed, such amount to be in accordance with the Sharing Ratio of such Member;

                             (c) The purpose for which the funds are to be applied in such reasonable detail as the Members shall direct;

                             (d) The date on which the loans or advances to the Company shall be made (which date shall not be less than 30 days following the date the request is given, unless a sooner date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the members; and

                             (e) All terms relating to such loans, including the terms of repayment, provided that such terms shall be the same for each of the Members; and

                             (f) Evidence that the Members have approved the request in accordance with Section 5.3.1.

                  5.3.3 Each Member agrees that it shall make its respective loans or advances in accordance with requests issued pursuant to Section 5.3.1 and 5.3.2.

         5.4 Equalization of Capital Accounts. It is understood that Piedmont Interstate's Pre- Formation Expenditures may result in the Capital Accounts of the two Members not to be initially in the same ratio as all Members' Sharing Ratios. After the date that all Members' Capital Accounts first become in the same ratio as the Members' Sharing Ratios (as a result of the Members making Capital Contributions under Section 5.2), it is not anticipated that the provisions of this Agreement would ever again permit the Capital Accounts of the Members not to be in the same ratio as their Sharing Ratios. If such event should ever occur, the Members shall require (and the applicable Members shall make) Capital Contributions so as to cause the Members' Capital Accounts to be in the same ratio as their Sharing Ratios.

         5.5 Voluntary Contributions. No Member shall be required or permitted to make any Capital Contributions or loans to the Company except pursuant to this Section 5.

         5.6 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

         5.7 Capital Accounts. A capital account shall be established and maintained for each Member. Each Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. ss. 1.704-1(b)(4)(i), and
                  (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. ss. 1.704-1(b)(4)(i) or Treas. Reg. ss. 1.704-1(b)(4)(iii). The Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. ss. 1.704-1(b)(2)(iv)(f), and as required by the other provisions of ss. 1.704-1(b)(2)(iv) and ss. 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. ss.
                  1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. ss. 1.704-1(b)(2)(iv)(l).

6        ALLOCATIONS AND DISTRIBUTIONS

         6.1      Allocations.

                  6.1.1 Except as may be required by section 704(c) of the Code and Treas. ss. 1.704- 1(b)(2)(iv)(f)(4), all
                             items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

                  6.1.2 All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.

         6.2      Distributions.

                  6.2.1 From time to time (but at least once each calendar quarter) the Representatives shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Members shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.

                  6.2.2 From time to time the Members also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. ss. 1.704(b)(2)(iv)(f).

7        MANAGEMENT

         7.1      Management by Members through Representatives.

                  7.1.1 Subject to the provisions of Section 7.1.2, (i) the voting of the Members pursuant to this Agreement shall be by their respective Representatives, (ii) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members through their respective Representatives, and (iii) the Members through their respective Representatives may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

                             (i) entering into, making and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                             (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                             (iii) maintaining the assets of the Company in good order;

                             (iv)     collecting sums due the Company;

                             (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                             (vi) acquiring, utilizing for Company purposes, and Disposing of any asset of the Company;

                             (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                             (viii) selecting, removing and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

                             (ix)     obtaining insurance for the Company;

                             (x) determining distributions of Company cash and other property as provided in Section 6.2;

                             (xi)     establishing a seal for the Company;

                             (xii) establishing an annual budget for capital expenditures and operations; and

                             (xiii) appointing the Operator as agent of the Company to accomplish one or more of the foregoing.

                  7.1.2. On all matters decided by the Members, each Representative shall have a vote equal to the Sharing Ratio of the Member he or she represents. Except as otherwise provided in this Agreement, the vote of the Members necessary for a matter to be approved shall be a majority of the total Sharing Ratios of the Members. If the requisite majority of Sharing Ratios is not voted in favor of a matter being voted on, then the matter shall be deemed to be denied; furthermore, unless otherwise provided herein, if the matter being voted on provides for more than two alternatives and no alternative receives the requisite majority approval then no alternative shall be selected.

                  7.1.3 Before any vote of the Members is taken through their respective Representatives pursuant to
                             Section 4.1, 4.2 or 4.3 (unless the vote is taken by written consent pursuant to Section 7.7), all Representatives shall fully discuss the matter at the meeting called for such purpose and shall disclose to each other their intentions with respect to such vote, so that when the actual vote is taken each Member may vote in an informed manner, with full knowledge of how the other Members will vote on such matter.

                  7.1.4 Notwithstanding the provisions of Section 7.1.2, the Members through their respective Representatives may not cause the Company to do any of the following without obtaining a Supermajority
                             Vote:

                             (a) Causing the FERC Application to provide for (i) a geographic location, scope or size of the Facilities different than that set forth in Appendix B, (ii) other than a straight-fixed variable rate design, (iii)
                                      (iii)  an  estimated  capital  cost of the
                                      Facilities in excess of $107 million, (iv) a capital structure other than the 50% equity and 50% debt, or (v) an initial rate to be other than a cost-based rate based on a 15% return on equity and a 40-year depreciation period or to exceed $4.85 per Mcf.

                             (b)      Agreeing to proceed  with the  development
                                      of  a  Modification  pursuant  to  Section
                                      4.2.2, approving the incurrence of certain
                                      costs or  obligations  with  respect  to a
                                      Modification  pursuant to Section 4.3.1 or
                                      4.3.3  or   committing   to   construct  a
                                      Modification pursuant to Section 4.3.2.

                             (c) Approving a sale or abandonment of the Facilities.

                             (d) Amending, modifying, changing or otherwise altering this Agreement.

                             (e)      Electing to dissolve the Company.

                             (f) Voting at a meeting of the Representatives on a matter not on the agenda for the meeting referred to in Section 7.6.1 or shortening the ten (10) day period provided in Section 7.6.1.

                             (g)      Approving any matter pursuant to Section
                                      3.3.

                             (h)      Approving any matter pursuant to Sections
                                      4.1.

                             (i)      Approving any matter pursuant to Section
                                      5.1.2.

                             (j) Selecting, removing and changing lawyers under Section 7.1.1 (viii).

                             (k) Requesting that loans (rather than Capital Contributions) be made to the Company pursuant to Section 5.3.1.

                             (l) Amending, modifying, changing or otherwise altering the CO&M Agreement pursuant to
                                      Section 9.1.

                             (m)      Shortening the 10-day notice period
                                      described in Section 7.6.1.

                             (n) Delegating any authority to any committee, Representative or agent of the Company to take any action that requires more than a majority vote of Representatives under this Section 7.1.4.

                             (o) Causing any Financing Commitment to be issued on other than non-recourse basis.

         7.2 Actions by Members; Representatives; Committees; Delegation of Authority and Duties.

                  7.2.1 In managing the business and affairs of the Company and exercising its powers, the Members shall act
                             (i) collectively by their respective Representatives through meetings and written consents pursuant to Section 7.6 and 7.7, (ii) through committees pursuant to Section 7.2.2; and
                             (iii) through Representatives to whom authority and duties have been delegated pursuant to Section 7.2.3.

                  7.2.2 The Members may, from time to time, designate one or more committees, including chair of each such committee. The chair shall report to the Representatives. Any such committee, to the extent provided in such resolution or in the Articles of Organization or in this Agreement, shall have and may exercise all of the authority of the Representatives, subject to the limitations set forth in Section 7.1.4(o) and in the Act. The Representatives may dissolve any committee at any time, unless otherwise provided in the Articles of Organization or this Agreement.

                  7.2.3 Subject to Section 7.1.4(o), the Members may, from time to time, delegate to one or more Representatives such authority and duties as the Representatives may deem advisable. Any delegation pursuant to this Section 7.2.3 may be revoked at any time by the Representatives.

         7.3 Number and Term of Office. Each Member shall be authorized to name one person as a Representative. Each Representative shall hold office for the term for which he is appointed and thereafter until his successor shall have been appointed and qualified, or until his earlier death, resignation or removal. Each Member may designate from time to time, in writing, an alternate Representative who shall have the authority set forth in such writing to act in the absence of the Member's Representative. Representatives need not be residents of the State of North Carolina.

         7.4      Vacancies;  Removal;  Resignation.  Any  person  serving  as a
                  Representative of a Member may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Representative. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Upon the resignation of a representative, the Member appointing that representative shall have the right to designate another person as a Representative.

         7.5 Chairman and Secretary. The Members shall elect a Chairman to serve at the pleasure of the Representatives, provided that the Chairman must also be a Representative. The Chairman shall preside at all meetings of Members and shall have such other duties as may be delegated by the Members. The Members also shall designate a Secretary to serve at the pleasure of the Representatives. The Secretary shall record the minutes of the meetings of Members and shall have such other duties as may be delegated by the Members.

         7.6      Meetings.

                  7.6.1 The Chairman or his/her designee shall preside at all meetings of the Members, which meetings shall be held quarterly subject to more or less frequent meetings upon approval of the Members. A notice of and an agenda for all meetings shall be provided by the Secretary to all Representatives at least 10 days prior to the date of such meetings. The Secretary shall consult with each of the Representatives prior to preparing each such agenda and shall place on such agenda any matters requested by a Representative to be included on such agenda for the respective meeting. Special meetings of the Members may be called at such times and places, and in such manner, as any Member deems necessary. Any Member calling for any such special meeting shall notify the Chairman and the Secretary; the Secretary in turn shall notify all Representatives of the date and agenda for such meeting at least 10 days prior to the date of such meeting. Such 10 day period may be shortened by a Supermajority Vote. Written minutes of all meetings shall be maintained, and the minutes for each meeting shall be approved at the next meeting of the Members.

                  7.6.2 Each Representative or his/her alternate shall attend each meeting of the Members unless he/she is unable to do so because of an event beyond his reasonable control, and (notwithstanding any other provision in this Agreement) in such an extraordinary circumstance such Representative shall immediately so advise the Secretary by telephone, who in turn shall similarly notify all other Representatives and shall reschedule such meeting as soon as practicable.


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



                  7.6.3 A Representative who is present at a meeting of the Members at which action on any Company matter is taken shall be presumed to have assented to the action unless his/her dissent shall be entered in the minutes of the meeting or unless he shall file his/her written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

         7.7 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Articles of Organization or this Agreement to be taken at a meeting of the Members or any committee designated by the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Representatives or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous consent at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of North Carolina, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members or any such committee, as the case may be. Subject to the requirements of the Act, the Articles of Organization or this Agreement for notice of meetings, unless otherwise restricted by the Articles of Organization, Representatives, or members of any committee designated by the Members, may participate in and hold a meeting of the Members or any such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         7.8 Conflicts of Interest. Except as otherwise provided in this Agreement, including but not limited to Section 3.2.2, each Member or Representative at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including business ventures in competition with the Company, with no obligation to offer to the Company or any other Member or Representative the right to participate therein. The Company may transact business with any Representative or Member or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

8.       ACTION OF MEMBERS.

         8.1 Action of Members. Unless otherwise required by this Agreement or by nonwaiverable provisions of applicable law, all actions required or permitted to be taken by a Member is delegated by such Member to the Representative designated to act for such member. In the event action required to be taken by a Member cannot be delegated to the Representative representing such Member, such action may be taken in any manner permitted by the Act.

9.       OPERATION OF THE FACILITIES.

         9.1 Operator. The Company entered into a CO&M Agreement with the Operator on the Formation Date. The Members may, at any time, upon a Supermajority Vote, agree to an amendment to the CO&M Agreement provided that the Operator concurs therewith. In the event that such CO&M Agreement is terminated pursuant to the terms thereof or the Operator ceases to serve as Operator in accordance with the terms of the CO&M Agreement, the Representatives may select a new Operator, provided that any new Operator must be an Affiliate of Piedmont Interstate unless Piedmont Interstate agrees otherwise. Any successor Operator selected pursuant to this Agreement shall execute and be bound by an operating agreement substantially in the form of the CO&M Agreement existing immediately prior to such execution.

10       INDEMNIFICATION

         10.1 Right to Indemnification. Subject to the limitations and conditions as provided in Section 10 of this Agreement, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Representative of the Company or while a Representative of the Company is or was serving at the request of the Company as a Representative, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such

                  Proceeding, and indemnification under Section 10 of this Agreement shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to Section 10 of this Agreement shall be deemed contract rights, and no amendment, modification or repeal of Section 10 of this Agreement shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnifi cation provided in Section 10 of this Agreement could involve indemnification for negligence or under theories of strict liability.

         10.2     Advance  Payment.  The right to  indemnification  conferred in
                  Section 10 of this Agreement shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 10.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Representative of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under
                  Section 10 of this Agreement and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 10 of this Agreement or otherwise.

         10.3 Indemnification of Agents. The Company, by adoption of a resolution of the Representatives, may indemnify and advance expenses to an agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Representatives under Section 10 of this Agreement; and, the Company may indemnify and advance expenses to Persons who are not or were not Representatives or agents of the Company but who are or were serving at the request of the Company as a representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Representatives under
                  Section 10 of this Agreement.

         10.4 Appearance as a Witness. Notwithstanding any other provisions of Section 10 of this Agreement, upon approval by the Members the Company shall pay or reimburse expenses incurred by a
                  Member in connection with that Member or Member's Representative or other employee's appearance as a witness or other participation in

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



                  a   Proceeding   at  a  time  when  that  Member  or  Member's
                  Representative is not a named defendant or respondent in the Proceeding.

         10.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in Section 10 of this Agreement shall not be exclusive of any other right which a Representative or other Person indemnified pursuant to
                  Section 10.3 may have or hereafter acquired under any law (common or statutory), provision of the Articles of Organization or this Agreement, agreements, vote of Members or otherwise.

         10.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Representative or agent of the Company or is or was serving at the request of the Company as a Representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under Section 10 of this Agreement.

         10.7 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Representative in accordance with Section 10 of this Agreement shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12- month period immediately following the date of the indemnification or advance.

         10.8 Savings Clause. If Section 10 of this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Representative or any other Person indemnified pursuant to Section 10 of this Agreement as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceedings, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of Section 10 of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

11       TAXES.

         11.1 Tax Returns. The Members shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section
                  11.2. Each Member shall furnish to the Person preparing such returns all pertinent information in its possession relating to Company operations that is necessary to enable such returns to be prepared and filed.

         11.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt the calendar year as the Company's fiscal year;

                  (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method;

                  (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

                  (d) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

                  (e) any other election the Members may deem appropriate and in their best interests.

                  Neither the Company nor any Representative or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement (including, without limitation, Section 2.8) shall be construed to sanction or approve such an election.

         11.3 "Tax Matters Partner." The Members shall designate a Member as "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. TransCarolina shall be the "tax matters partner" unless and until the Members designate a different "tax matters partner." Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Before taking any of the following

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



                  actions  as  the  "tax  matters   partner,"  the  Member  then
                  constituting   the  "tax  matter  partner"  shall  obtain  the
                  unanimous consent of the Members to such actions:

                             (1) Entry into a settlement agreement that under Code Section 6224(c)(3) would bind any Member that is not a party to it;

                             (2)      Filing a petition under Code Section
                                      6226(a);

                             (3) Intervening pursuant to Code Section 6226(b)(5) in any action brought pursuant to Code Section 6226(b);

                             (4) Filing a request for an administrative adjustment pursuant to Code Section 6227(b);

                             (5) Filing a petition pursuant to Code Section 6228(a); or

                             (6) Agreeing to the extension of a period of assessment, pursuant to Code Section 6229(b)(1)(B).

12.      BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         12.1 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members and each committee. The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this Agreement, except that the capital accounts of the Members shall be maintained in accordance with
                  Section 5.7. The calendar year shall be the accounting year of the Company.

         12.2     Reports.

                  12.2.1 Annual Reports. On or before the 120th day following the end of the fiscal year during the term of the Company, the Members shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year certified by the Certified Public Accountants. These financial statements must be prepared in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and must be accompanied by a report of the Certified Public Accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements present fairly the financial position, financial results of operations, and changes in Members' capital in accordance with accounting principles generally employed for accrual-basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or  credited in  accordance  with the
                             financial   and   accounting   provisions  of  this
                             Agreement, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or (iii) the Members or any Member failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that a Member so failed, specifying the nature and period of existence of the failure.

                  12.2.2 Interim Reports. Within 45 days after the end of each fiscal quarter, the Members shall cause to be prepared and delivered to each Member, with an appropriate certificate of the Person authorized to prepare the same (provided that the Members may make any change to the financial statements required by this Section 12.2.2 as they may deem appropriate):

                             (a) A profit and loss statement and a statement of cash flows for such fiscal quarter (including sufficient information to permit the Members to calculate their tax accruals) and for the portion of the fiscal year then ended;

                             (b) A balance sheet and a statement of each Member's Capital Account as of the end of such fiscal quarter and the portion of the fiscal year then ended; and

                             (c) A statement comparing the actual financial status and results of the Company as of the end of or for such fiscal quarter and the portion of the fiscal year then ended with the budget and results as of the end of or for such respective periods.

                  12.2.3 Governmental Reports. The Operator shall prepare and file, or cause to be prepared and filed, all reports prescribed or required by the FERC or any other Governmental Authority having jurisdiction over the Company.

                  12.2.4 Other Reports. The Members also may cause to be prepared or delivered such other reports as they may deem appropriate.

                  12.2.5 Cost of Preparing and Distributing Reports. The Company shall bear the costs of preparing and distributing any reports required or permitted in
                              Section 12.2.1, 12.2.2, 12.2.3 and 12.2.4.


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



         12.3 Accounts. The Members shall cause to be established and maintained one or more separate bank and investment accounts and arrangements for Company funds in the Company's name with financial institutions and firms that the Members determine. The Company's funds may not be commingled with the funds of any Member.

13       INSPECTION

         13.1 Inspection of Facilities and Records. Subject to the provisions of Section 4.8.2, each Member shall have the right at all reasonable times during usual business hours upon providing reasonable notice to the Operator to inspect the Facilities and other properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, petroleum engineer, attorney or other consultant so designated. The Member making the request shall bear all reasonable costs and expenses incurred by such Member, the Company or the Operator in connection with any inspection, examination or audit made on such Member's behalf.

14.      BANKRUPTCY OF A MEMBER

         14.1 Bankruptcy Members. If any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the other Members to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the balance in that Member's Capital Account. The purchaser shall pay the amount due the Bankrupt Member as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries thereof. The payment to be made to the Bankruptcy Member or its representative pursuant to this Section 14.1 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

15       DISSOLUTION, LIQUIDATION, AND TERMINATION

         15.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a)        the time specified in the Articles of Organization;


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                  (b)         the  Certificate is not accepted by  Supermajority
                              Vote (pursuant to Section 4.1.1) or the Members do not agree by Supermajority Vote to construct the Facilities (pursuant to Section 4.1.3);

                  (c)        the unanimous written consent of the Members;

                  (d) any Member shall become a Bankrupt Member (with or without the consent of Required Interest) or dissolve, or there shall occur any other event that terminates the continued membership in the Company of any Member; and

                  (e) entry of a decree of judicial dissolution of the Company under section 57C-6-02 of the Act or the filing by the Secretary of State of North Carolina of a certificate of dissolution under section 57C-6-03 of the Act.

                  The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not cause a dissolution of the Company if the Company exercises its option under Section 14.1 or if, after the Sharing Ratios of the remaining Members being increased pro rata so that the total of all Sharing Ratios continues to be 100%, there is a Supermajority Vote to continue the existence of the Company.

         15.2 Liquidation and Termination. On dissolution of the Company, the Members shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Certified Public Accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b)        the liquidator  shall cause the notice described in
                             section 57C-6-07 of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in section 57C-6-07 of the Act;

                  (c)        the liquidator  shall cause the notice described in
                             section 57C-6-08 of the Act to be published in the manner described in section 57-6-08 of the Act.

                  (d) the Company's assets shall be applied in the manner provided by Section 57C-6- 05 of the Act.

                  The  distribution  of cash  and/or  property  to a  Member  in
                  accordance   with  the   provisions   of  this   Section  15.2
                  constitutes a complete return to the Member of its Capital

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                  Contributions and a complete distribution to the Member of its
                  Membership   Interest  and  all  the  Company's  property  and
                  constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         15.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

         15.4 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Members (or such other Person or Persons as the Act may require or permit) shall cause to be filed Articles of Dissolution with the Secretary of State of North Carolina as required by section 57C-6-06 of the Act, cancel any other filing made pursuant to Sections 2.3 or 2.6, and take such other actions as may be necessary to terminate the Company.

16       GENERAL PROVISIONS

         16.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

         16.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on the signature pages of this Agreement or in the instrument described in Section 3.2.8 or 3.3, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company must be given to the Chairman at the following addresses: 2800 Post Oak Boulevard, Houston, Texas 77056 if by mail or (713) 439-4269 if by facsimile transmission and to P.
                  O. Box 33068, Charlotte, N.C. 28233 if by mail or (704) 364-8320 if by facsimile transmission. Whenever any notice is required to be given by law, the Articles of Organization or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         16.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

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         16.4     Effect of Waiver or Consent.  A waiver or consent,  express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or wavier to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         16.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by a Supermajority Vote.

         16.6 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

         16.7 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH CAROLINA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Articles of Organization, or (b) any mandatory provision of the Act, the application provision of the Articles of Organization or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         16.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         16.9 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company, each Representative and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Agreement.

         16.10 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of  Membership  Interests  set forth in Section 3 and
                  (b) all of the provisions of the Articles of Organization. Each Member hereby agrees that this Agreement constitutes adequate notice of all such

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



                  provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

         16.11 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.


                                         MEMBERS:

                                         TransCarolina LNG Company


                                         By:
                                         Name:    Frank J. Ferazzi
                                         Title:   Vice President
                                         Date of Execution: August 8, 1995


                                         Piedmont Interstate Pipeline Company


                                         By:
                                         Name:    Ware F. Schiefer
                                         Title:   Vice President
                                         Date of Execution: August 8, 1995




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                               APPENDIX A
                            (SHARING RATIOS)

         Member                 Commitment                   Sharing Ratio

TransCarolina                   $26,750,000                         50%

Piedmont Interstate             $26,750,000                          50%

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                                                    APPENDIX B
                                            (DESCRIPTION OF FACILITIES)

         The Facilities will be constructed on a site consisting of approximately 828.3 acres of land in northwest Guilford County, North Carolina, near the town of Stokesdale. The site is accessible from N.C. Highway 68 and Haw River Road and is approximately one mile northwest of Transco's pipeline.

         The Facilities will be comprised of two double shell, suspended deck storage tanks each of which is capable of storing two Bcf of natural gas equivalent or approximately 48 million gallons of liquid, a pre- treatment and liquefaction system, an LNG truck loading and unloading station, a vaporization and sendout system, a hazard detection/protection system and connection pipeline. The pre-treatment and liquefaction systems will liquefy at a net rate of 20 MMcf of natural gas per 24-hour period to storage. The vaporization and sendout system will be designed to vaporize and sendout not less than 400 MMcf per 24- hour period. The hazard detection/protection system will include a fire water system with hydrants, monitors and deluge nozzles as well as fire, gas, smoke and high temperature detectors that are integrated into a plant-wide alarm system.

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


                                                    APPENDIX C

                                          Pre-Formation Date Expenditures

TransCarolina

         $100,000


Piedmont Interstate Pipeline Company

                  All of Piedmont Interstate Pipeline Company's rights and interest in approximately 828.3 acres of land in northwest Guilford County, North Carolina, near the town of Stokesdale, along with all engineering reports, seismic reports and other reports relating to the use of the land all services performed in connection with the acquisition and rezoning of the site prior to June 1, 1995, all consulting and legal fees paid prior to June 1, 1995 to obtain the present zoning of the site, the acquisition of title, options and leases to the site, various engineering and seismic studies with respect to the site, and all planning and design of the site prior to June 1, 1995, all of which is estimated to have a fair market value of $2.5 million.

                  Such rights and interests shall be conveyed subject to the option of Piedmont Interstate to repurchase the same in the event the FERC Certificate is not accepted by the Members or the Members vote not to construct the Facilities under Section 4.1 of the Operating Agreement. In the event Piedmont Interstate exercises its option to repurchase, the purchase price shall be $1.00 plus an amount to reimburse the Company for the costs of any improvements to the property, including any amounts paid to extend any options to lease or purchase the property. In order to compensate TransCarolina for its agreement to take certain front end regulatory risks, the first $100,000 of such reimbursement shall be credited to TransCarolina. The remainder of such reimbursement shall be credited to all Members, including Piedmont Interstate, pro rata based on their Sharing Ratios.


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